Exhibit 32.0

Certification Pursuant to 18 U.S.C. §1350

The undersigned certify pursuant to 18 U.S.C. §1350, that:

(1)
The accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended November 27, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adolphus B. Baker
Adolphus B. Baker
President and Chief Executive Officer

/s/ Timothy A. Dawson
Timothy A. Dawson
Vice President, Chief Financial Officer

Date: December 30, 2010